NYSE-A: CTGO BUILDING ALASKA’S NEXT GOLD MINES Corporate Presentation June 2024

FORWARD LOOKING STATEMENT The Feasibility Study (“FS”) referenced herein that relates to Peak Gold, LLC (“Peak Gold”), was prepared by Kinross Gold Corporation (“Kinross”), which controls the Manager of Peak Gold and holds 70% of its outstanding membership interests, in accordance with Canadian National Instrument 43-101 (NI 43-101). Contango Ore, Inc. (“CORE” or “Contango”) owns the remaining 30% membership interest in Peak Gold, and must rely on Kinross and its affiliates for the FS and related information. Further, CORE is not subject to regulation by Canadian regulatory authorities and no Canadian regulatory authority has reviewed the FS or passed upon its accuracy or compliance with NI 43-101. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” as used in the resource estimate, the FS and this presentation are Canadian mining terms as defined in accordance with NI 43-101. In the United States, mining disclosure is reported under sub-part 1300 of Regulation S-K (“S-K 1300”). Under S-K 1300, the U.S. Securities and Exchange Commission (“SEC”) recognizes estimates of “Measured Mineral Resources”, “Indicated Mineral Resources” and “Inferred Mineral Resources”. In addition, the definitions of “Proven Mineral Reserves” and “Probable Mineral Reserves” are substantially similar to international standards. Under S-K 1300, an SEC registrant with material mining operations must disclose specified information in its SEC filings concerning mineral resources, in addition to mineral reserves, which have been determined on one or more of its properties. Such mineral resources and reserves are supported by a technical report summary (the “S-K 1300 Report”), which is dated and signed by a qualified person or persons, and identifies and summarizes the information reviewed and conclusions reached by each qualified person about the SEC registrant’s mineral resources or mineral reserves determined to be on each material property. CORE prepared an S-K 1300 Report, dated May 12, 2023, based on the FS, that presented mineral resource estimates and mineral reserve estimates for the Manh Choh project as of December 31, 2022 (the "Manh Choh S-K 1300 Report"). CORE prepared an additional S-K 1300 Report, dated May 26, 2023, based on historical and recent drill hole assay information, that presented mineral resource estimates for the Lucky Shot project as of May 26, 2023 (the "Lucky Shot S-K 1300 Report"). Investors are cautioned that while the S-K 1300 definitions are “substantially similar” to the NI 43-101 definitions, there are differences between the two. Accordingly, there is no assurance any mineral reserve or mineral resource estimates that Peak Gold may report as “probable mineral reserves”, “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had CORE prepared the mineral reserve or mineral resource estimates under S-K 1300. Further, U.S. investors are also cautioned that while the SEC recognizes “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under S-K 1300, investors should not assume that any part or all of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization that has been characterized as resources has a greater degree of uncertainty as to its existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any measured mineral resources, indicated mineral resources or inferred mineral resources that CORE reports are or will be economically or legally mineable. For more detail regarding the FS, please see CORE's press release dated May 26, 2023: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-alaska. The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this investor presentation. To view a copy of the Manh Choh S-K 1300 Report, see: https://assets.website-files.com/5fc5d36fd44fd675102e4420/6470afdaf94d2ac9f93d93e0_SIMS%20Contango%20Manh%20Choh%20Project%20S-K%201300%20TRS%20FINAL%2020230524%20(1)-compressed.pdf . The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this investor presentation. To view a copy of the Lucky Shot S-K 1300 Report, see: https://assets.website-files.com/5fc5d36fd44fd675102e4420/6487270414e64406df8280bb_Contango%20Lucky%20Shot%20Project%20S-K%201300%20TRS%202023-05-26.pdf. The information contained in, or otherwise accessible through, the links are not part of, and are not incorporated by reference into this investor presentation. For additional details on Highgold;’s Johnson Track  Project, see NI 43-101 Technical Report titled “Updated Mineral Resource Estimate and NI 43-101 Technical Report for the Johnson Tract Project, Alaska,” dated August 25, 2022 (effective date of July 12, 2022) authored by Ray C. Brown, James N. Gray, P.Geo. and Lyn Jones, P.Eng - Technical Reports | HighGold Mining Inc.

4

Capital Structure

TRADING - NYSE AMERICAN: CTGO[1]

90-Day Avg. Daily Volume	64,462 shares per day
52-week range	US$14.03 - $28.51
Market Cap	$179 M

**Russell 3000 Inclusion - June 26, 2023*

CAPITAL STRUCTURE[1]

Issued & Outstanding	10.4 M
Warrants	0.8 M
Options	0.1 M
Fully Diluted	11.3 M

FINANCIAL POSITION[2]

Cash	$20 M
Debt (gross)	$62.5 M

ANALYST COVERAGE

Cormark Securities Inc.	Richard Gray
Cantor Fitzgerald	Mike Kozak
Roth Capital Partners	Mike Niehuser
Fundamental Research Corp.	Nina Rose Coderis
Maxim Group	Tate Sullivan
Freedom Capital	Dilrukh Sharipov

TOP SHAREHOLDERS

Hexagon Asset Management	Alaska Future Fund
Tocqueville Asset Management	Insiders
GAMCO Investors	

1. Approximate amounts reported as of June 26, 2024
2. Approximate amounts as of March 31, 2024

F85.MU – Munich
F85.F - Frankfurt

CONTANGO ORE
GOLD SILVER COPPER



18%
39%
43%
Institutional
Retail / Others
Directors & Officers (Insiders)

CONTANGO ORE
GOLD SILVER COPPER

5

Developing Alaska’s Next Gold Mines


ALASKA

Alaska’s Golden Triangle

Manh Choh Mine – Mining and Stockpiling Ore Underway with **Production in Q3 2024**
Expected to Generate >$50 Million in FCF/Yr

Lucky Shot Mine

- 100% owned
- Exploring historic high-grade gold mine
- Permitted for mining
- 106,000 Oz Indicated Resource grading 14.5 g/t Au

Johnson Tract

- +1 Moz grading 9.4 g/t AuEq
- Orebody averages ~40 m wide
- Multi-deposit district potential
- Excellent access and local workforce

★ Reserves/Resources
★ Exploration Stage
★ Fort Knox Mill

CONTANGO ORE
GOLD SILVER COPPER

Alaska considered one of the top 10 jurisdictions in the world for mining investments1 Manh Choh Mine - One of the world’s highest grade open pit gold mines (8 g/t expected average grade) We believe the following factors significantly de-risk the Manh Choh project: Agreement in place with Tetlin Alaska Native Tribe Fully Permitted - All State and Federal permits received Proven operator for Project - Kinross Turn-key operation - major contracts in place Project financing arrangements in place ING/Macquarie Banks - US$70 M Line of Credit Fully funded to production Currently mining and stockpiling ore at the Manh Choh mine site and transporting to the Fort Knox Mill stockpile Production expected Early Q3 2024 Strong cash flow per share (CFPS) expected to start in 2024 Exploration upside 1. See Fraser Institute’s annual survey of mining companies for 2021 Investment Highlights 6

Manh Choh Update – Groundbreaking Ceremony – August 2023 Mining Operations Initiated 7

Manh Choh: On Schedule, On Budget …and Safe! Mining Ore at Manh Choh and Transporting to Fort Knox Stockpile Gold Production Planned for Early Q3 2024 Ore Transport to Fort Knox Manh Choh Ore Stockpile at Fort Knox

DRILLING SCOPING STUDY PERMITTING & FEASIBILITY PRODUCTION DETAILED DESIGN PROCUREMENT CONSTRUCTION 2021 Program included resource in-fill, hydrology, geotechnical, metallurgical engineering; environment and community outreach Tetlin Tribe indicates their support for the project development plan; Continued community engagement Kinross Feasibility Study and permitting completed Wetlands Dredge and Fill (404) Permit from USACE Other permits issued by State of Alaska “Early Works” construction decision announced in July 2022 Road construction/mill modification/camp Production expected to commence Q3 2024 Image used with permission from Kinross Community Engagement Mine Site construction decision with receipt of Mine Operating Plan approved in May 2023 Exploration drilling to potentially expand the mine life Timeline to Production 9 Announced Start of Production Early Q3 2024 AISC: $1,116/Oz

Illustrative Economics at Select Gold Prices1 At gold spot price ($1,920/Ounce) as of July 10, 2023 $129 M+ of annual revenue $54 M+ of annual cash flow 1 See Contango’s SK1300 Manh Choh Technical Report Press Release dated May 26, 2023; Initial capex reflects the Kinross feasibility study reported in “Q2 Corporate Update ” Press Release and Corporate Presentation dated July 26 and 27, 2022; The optimization for the mineral reserve estimate assumed a $1,300 per ounce gold price; the $189 million estimate reflects remaining funds to be expended between 2022 and 2024; there will be additional capital required at Fort Knox to accommodate Manh Choh ore; and is a Toll Milling charge to the Peak Gold JV; "All-in sustaining cost (AISC) per equivalent ounce sold“ is a non-GAAP ratio. “GEO” refers to Gold Equivalent Ounces. See: https://www.contangoore.com/press-release/contango-ore-announces-completion-of-s-k-1300-technical-report-summary-for-its-manh-choh-project-in-Alaska. The information contained in, or otherwise accessible through, the link is not part of, and is not incorporated by reference into this investor presentation. Manh Choh Illustrative Economics 10 Hedged 124,600 ounces of gold – Forward prices at $2,025 AISC: $1,116/Oz

Manh Choh – Regional Geology Manh Choh Mine Pogo Mine Fort Knox Mine Deposit hosted in the “Yukon-Tanana Terrane (YTT)” of the “Tintina Gold Belt” East-Central YTT bounded on the north by Tintina Fault and on the south by Denali Fault. Primarily poly-metamorphic rocks with Mesozoic and Cenozoic granitic rocks. YTT Development origin suggests Devonian Volcanic arc along a continental margin of North American Craton (Aleinikoff, and others, 1981, Nikleberg, and others, 1994) Lands 100% owned Native Village of Tetlin Kinross majority owner and operator of joint venture with Contango Ore UCM

Main MC North MC $4.7 Million Exploration Program Budgeted for 2024 Continued exploration drilling for new resources in Chief Danny area Further evaluation of 685,000 acre Manh Choh project: Follow-up regional stream sediment sampling anomalies Trenching Continued geologic mapping Follow-up on detailed geophysical survey anomalies (gravity) Manh Choh Project and Surrounding Targets Suzanne LaFrance

Manh Choh – Near Mine EXP Manh Choh Mine Gneiss Schist Amphibolite Schist Phyllite Schist Phyllite Schist quartzite Manh Choh Mine Au in soil Anomaly Trend Near-mine Exploration Targets Near Mine Exploration focus on Skarn Mineralization in Calcareous Schist. Targeting Manh Choh extensions and related system mineralization Method – Core Drilling and Trenching

Manh Choh – North Block Exploration


Tok
Gneiss Schist
Amphibolite
Manh Choh
Mine
Schist Phyllite
Schist quartzite
Schist Phyllite
0
10
20 km


1 - NE
3 - Chisana
2 - SW
Near Min Exp
Manh Choh
Mine
Volcanics
Quartz Schist
Argillaceous Schist
Andesite
Quartz Monzonite
Quartz Diorite
Amphibole Schist
Calcareous Schist
Mag A
Mag B
Wishbone
Calcareous Schist
0
8 miles
Au in Soil
(ppm)
0.025 - 0.05
0.05 - 0.1
0.1 - 3.26


MANH CHOH DEPOSIT LOCAL STRATIGRAPHY,
TETLIN PROJECT, ALASKA
Alteration
Cu-Au Porpy
VOLCANIC AND INTRUSIVE ROCKS
NORTHEAST AND NORTHWEST OF DEPOSITS
ANDESITE VOLCANICS (AND) – andesite volcanic agglomerate, andesite breccia, andesite flows, basalt-andesite dikes, gabbro dikes (Cretaceous-Tertiary)
GRANODIORITE (GRD) and OTHER INTRUSIVES – granodiorite, variably granodiorite porphyry, aplite dikes, diorite dikes, mafic intrusive undifferentiated, and felsic intrusive undifferentiated (Cretaceous-age 55-78 Ma)
METAMORPHIC ROCKS
GREENSCHIST FACIES
QUARTZ MUSCOVITE SCHIST (QMS) – variably quartz-muscovite schist, muscovite-quartz schist (MQS), quartz-biotite gneiss, quartz-hornblende gneiss, quartz feldspar-biotite gneiss, amphibolite (north of deposits), and quartzite (Devonian-Mississippian?)
MC SKARN
Skarn +/- Au, Cu, Ag
CALCAREOUS SCHIST (CAL-SCH) - calcareous quartz-muscovite schist intercalations, amphibole-chlorite schist, marble, skarn altered marble / schist (Devonian-Mississippian?)
Adapted from Sicard et al (2017), Illig (2015), Nelson et al (2013), Nokleberg and Richter (2007)

1 – NE reconnaissance sampling and mapping. Target generation. Potential of Porphyry style mineralization in Volcanics.

2 – Chisana – follow up Au in Soil Anomalies over a 12 Km^2 Area

3 – SW – follow up and refine Au in soil anomalies.

Manh Choh – South Block Exploration


South Tetlin Lease
2024 planned Soils
Lat Grid and
Extension
Neldzeegn
Eastern Kt
Daa'ann'
Wrangell
Stream
Total
Prospect
<0.5
<1
<5
<10
<38
Stream
Au ppm
<0.005
<0.025
<0.05
<0.1
<10
Planned Soil
Sample
N
Miles
0
5

Southern Block has had "light" reconnaissance work. Large area mostly unexplored.

Lat Soil grid looks to delineate a broad Au in soil anomaly coincident with surficial color alteration and stream sed anomalies.

Remaining prospects look to be refined through Ridge and spur soil and rock sampling for the next couple years.

Southern block is ~1,770 Km^2

15

1 Hart, C.J.R., 2005. Mid-Cretaceous Magmatic Evolution and Intrusion-related Metallogeny of the Tintina Gold Province, Yukon and Alaska. Unpublished PhD thesis, University of Western Australia, 198 p. 1 Early-Stage Exploration Projects (100% owned) Eagle-Hona Triple Z Shamrock Current focus on Lucky Shot mine Tintina Gold Belt1: >100 Million Ounce Gold Endowment 16

Lucky Shot Vein: Overview

17


Looking NNE
Coleman
Adit
Enserch Tunnel
Lucky Shot
"500" Adit
War Baby
Adit

Lucky Shot Vein
Historically mined +250,000 Ozs
averaging 40 g/t gold from mesothermal quartz vein

Contango:
➔ +100,000 Ozs @ 15.6 g/t Au (~½ Oz/ton Au[1])
➔ +1 mile (1.6 km) strike length
and open along strike and down dip

CONTANGO ORE
GOLD SILVER COPPER

1. See https://www.contangoore.com/press-release/contango-ore-issues-initial-s-k-1300-resource-technical-report-summary-for-the-lucky-shot-project-alaska-indicated-grades-average-15-g-t

18

Lucky Shot Vein: Oblique View – Looking West

Coleman Segment of Lucky Shot Vein

Classification	Tonnes	Au Grade (g/t)	Au Ounces
Measured	-	-	-
Indicated	190,092	15.6	95,036
TOTAL	190,092	15.6	95,036
Inferred	74,265	9.9	23,642

Lucky Shot Segment of Lucky Shot Vein

Classification	Tonnes	Au Grade (g/t)	Au Ounces
Measured	-	-	-
Indicated	36,871	8.9	10,584
TOTAL	36,871	8.9	10,584
Inferred	7,793	5.9	1,468

Combined Segments of Lucky Shot

Classification	Tonnes	Au Grade (g/t)	Au Ounces
Measured	-	-	-
Indicated	226,963	14.5	105,620
TOTAL	226,963	14.5	105,620
Inferred	82,058	9.5	25,110

Coleman and Lucky Shot Resources Tables[1] Please see S-K 1300 Technical Report Summary on the Lucky Shot Project Alaska, USA
Link: https://www.contangoore.com/investors/overview


Coleman
Lucky Shot
War Baby
Murphy
Drilling in 12 to 15 holes totalling ~3,000 meters in this area from surface to expand Coleman Segment of Lucky Shot Vein
Plunge +18
Azimuth 245
0
250
500
750

Note 1: Measured, Indicated and Inferred mineral resource classification are assigned according to CIM Definition Standards. Mineral resources, which are not mineral reserves, do not demonstrate economic viability and there is no guarantee that mineral resources will be converted to mineral reserves. This mineral resource estimate was prepared by Sims Resources LLC based on data and information available and has an effective date of May 26, 2023. The Measured, Indicated and Inferred mineral resources are reported using the following parameters: undiluted gold grades; long term gold price of $US1,600 per ounce; reported as contained within a 3.0 g/t Gold underground shapes and applying a 3.0 meter minimum width at a 4.3 g/t gold cutoff grade ("COG").

Coleman Segment of Lucky Shot Vein: Infill and Expand Resource Large multi-drill hole pad established Drill on Deck and drilling away end of August 2023 Planned 3,000 m drill program extending mineralization down plunge

? Coleman Segment of Lucky Shot Vein: Infill and Expand Resource 20 Objectives: Upgrade 100,000 Oz Indicated Resource to Measured category Increase M&I resource to 150,000-200,000 Oz Evaluate mine optimization from Enserch Tunnel Assess continued exploration opportunities Classification Tonnes  Au Grade (g/t) Au Ounces   Measured - - - Indicated 190,092 15.6 95,036 TOTAL 190,092 15.6 95,036 Inferred 74,265 9.9 23,642 Currently: Coleman Segment of Lucky Shot Vein ? Coleman Tunnel

Oblique View of Lucky Shot Segment – Looking NE Lucky Shot Vein: Exploration Open Along Strike and Down Dip 21 Classification Tonnes  Au Grade Au Ounces (g/t) Measured - - - Indicated 36,871 8.9 10,584 TOTAL 36,871 8.9 10,584 Inferred 7,793 5.9 1,468 Lucky Shot Segment of Lucky Shot Vein

Planned In-Fill Drill Program for 15-20 Meter spacing Looking Southwest Lucky Shot Vein: 300,000 to 400,000 oz Potential 22 Hangingwall Drilling Objective: Define 100,000 to 150,000 oz Indicated Resource Exploration Drill Program Objectives Coleman Drilling – 120,000 to 150,000 oz (M&I) Footwall Drilling - 100,000 to 150,000 oz (M&I) Total: ~250,000 to 300,000 oz Coleman Down-plunge Approximate Projection Looking Southwest Planned 12,000 m in-fill drill program for 15-20 meter spacing Enserch Tunnel

Lucky Shot– Regional Geology Willow Creek Mining District Talkeetna mountains batholith (T-K) in southern Peninsular Terrane. Well-stratified sequence of metamorphosed volcanic and sedimentary rocks. Intruded with Jurassic , Cretaceous, and Tertiary intermediate to felsic intrusive. Rare, but mappable ultramafic and metamorphosed serpentite. Well known Gold district up to ~1942 Boarder Ranges Fault Castle Mountain Fault Lucky Shot Chugach Terrane Peninsula Terrane TKgi Jlmgr Kps “Willow Creek Mining District”

Contango Tenure Historic Gold Mines Historic Gold Prospects Gold Vein Outcrop Gold Vein Inferred Faults Kg - Granite Kw - Tonalite Kps - Schist Tar – Arkose MT FM Willow Creek Mining District – Lucky Shot Mine 10 Km Palmer, AK 30 Km Willow, AK Lucky Shot Veins systems open for Resource expansion down dip (north) and along strike (W-E) 106K oz Au Indicated Resource @ 14.5 g/t Au Oblique View - West

Contango Tenure Historic Gold Mines Historic Gold Prospects Gold Vein Outcrop Gold Vein Inferred Faults Kg - Granite Kw - Tonalite Kps - Schist Tar – Arkose MT FM Willow Creek Mining District 10 Km Palmer, AK 30 Km Willow, AK Historic High-Grade Gold Mining District Initial Discoveries 1890’s 20+ Historic Mines and Prospects Relatively “unmined” since 1942 mesothermal, shear hosted quartz +Au veins Lucky Shot ore with visible gold

Contango Tenure Historic Gold Mines Historic Gold Prospects Gold Vein Outcrop Gold Vein Inferred Faults Kg - Granite Kw - Tonalite Kps - Schist Tar – Arkose MT FM Willow Creek Mining District – Multiple Shear Hosted Veins 10 Km Palmer, AK 30 Km Willow, AK A A’ B’ B 3D analysis of known vein orientations with post mineral faulting suggests 5 (6?) exploration horizons for Au Mineralization. 1 2 3 4 5 6(?) 1 3 4 6(?)

27 How to take Contango to the next level – 200,000 Oz/yr? Use our relative market strength to consolidate opportunities both in Alaska and elsewhere (US and Canada) Why does Contango have relative market strength? High Grade Near-term production-based cash flow Solid operator in Kinross Strong management team US listing and marketed story Take Advantage of the Lassonde Curve by focusing on acquiring assets which meet three criteria: 1) Near Infrastructure (Road, Rail, Water) 2) High grade – sufficient to transport to an existing mill 3) Simple orebody for permitting a mining operation Fort Knox Mill…but there are others in the neighborhood Corporate Strategy USE CASHFLOW FROM MANH CHOH TO GROW Lucky Shot…...potential incremental growth in Contango gold production and cash flows…fully permitted for mining….exploration at Lucky Shot…define 400,000 to 500,000 mineable resource. Objective: Grow annual gold production to +100,000 Oz/yr over next 2 to 3 years Continue to explore the Willow district…Pogo-style?

28

Corporate Strategy

How to Grow Contango: The Lassonde Curve - The Challenge…..and the Opportunity


1990's
RISK
ASSESSMENT & PERMITTING: No news, loses value
PRODUCTION: Valued for ~5-10x cash flow
VALUE
2-3 YRS
Contango
EXPLORATION RISK
TECHNICAL RISK
FUNDING RISK
COMMODITY RISK Fluctuating prices
TIME
DISCOVERY: Market bets on uncertainty
FINANCING & CONSTRUCTION: Project studies limit risk


NOW
RISK
ASSESSMENT & PERMITTING: No news, loses value
PRODUCTION: Valued for ~5-10x cash flow
VALUE
5-15+ YRS
EXPLORATION RISK
TECHNICAL RISK
FUNDING RISK
COMMODITY RISK Fluctuating prices
TIME
DISCOVERY: Market bets on uncertainty
FINANCING & CONSTRUCTION: Project studies limit risk

The Challenge

- Things take longer: Regulators and Investors want projects much further de-risked compared to 30 years ago; Feasibility Studies, Permitting, Financing and Construction all take longer
- Period between Resource Definition and Production has gone from 2 to 3 years in the 1990s to 5 to 15+ years today
  ➔ "Valley of Death"……Contango prefers to refer to this as the Orphan Period – the "boring" time of Lassonde Curve

The Opportunity

- Apply our "Nose for Ore" and our cash flow to acquire and advance quality projects that can be advanced quickly to production by taking advantage of existing mills, tailings facilities and other mine infrastructure like we did with Manh Choh
  ➔ Hybrid Royalty Model

CONTANGO ORE

CONTANGO MODEL Corporate Overhead: Contango has strong cash flow per employee (low overhead cost) and per share (low share count) Ownership: CTGO identifies projects with good grades close to infrastructure (roads, rail, water) that can be processed at existing permitted processing facilities (mills and smelters)  Run of Mine Direct Shipping Ore (ROMDSO); Direct ownership (100%) or enter into JV (Peak Gold JV 30%). Deals with operators can be Ore Sales Agreement; Tolling arrangement and/or Joint Venture Expertise: CTGO has a small staff of experts: Geologists, Mine Manager, Land and Database Management, Metallurgist, Financial Team…same as a Royalty or Streaming Companies. Risks: By not building mill, tailing facility and power plant we greatly reduce the environmental footprint – resulting in lower permitting risk and amount of capital exposure to produce metal; Operators know their operations, many have been in production for 10+ years; We have similar risk profile as any Producer…we just get there quicker by taking advantage of existing operational expertise. Return: CTGO will generate; ~$+50M per annum or ~$5/share in FCF/S from Manh Choh; Production from Lucky Shot and Johnson Tract could greatly increase cash flow per share Valuation: High valuation compared to peer group due to lower risk and strong FCF/S Corporate Overhead: High cash flow per employee (low overhead cost) Ownership: Acquire royalty or streaming interest for a cost: seek near-term production projects; Expertise: Typically managed by core group of specialists (geologists, mine managers/engineers, metallurgists, financiers, etc.) Risks: Royalty companies say they have no operating risk but in reality, they have no control over operating risk (Panama is a great example so are pit failures, strikes etc.) Return: Most Royalty companies – 1-5% NSR = multiple NSRs result in significant cashflow per share Valuation: Royalty and streaming companies have consistently traded at a premium of 15-30x EBIDTA and/or 1.25-2.0x NAV. ROYALTY/STREAMING MODEL 29 Corporate Strategy – A Hybrid Royalty Model

30 Corporate Strategy – Executing Hybrid Royalty Model Contango creates value by bridging the gap post discovery after the “discovery excitement” subsides and value is heavily discounted; Contango does the work to prove we have a viable mine by derisking path to production.  Portfolio effect – diversification in commodities and jurisdictions spreads risk How? Highly selective criteria for projects: Close to Infrastructure:  Rail; Road; Water Grade sufficient to transport ROM ore to existing/permitted processing facilities Orebody must be simple from a permitting perspective Where? Near existing infrastructure Tier 1 Jurisdictions North America Focus Europe South America Results? Reduced environmental footprint Reduces permitting risk Reduces capital outlay Generates significant Free Cash Flow/share What? Gold, Silver, Copper Grade is King Cash flow is Queen If existing mill is processing 5 g/t and we bring 10 g/t there is a business deal to be made Each accretive transaction adds value to Contango by adding ounces and cashflow through de-risked orphaned projects

31

Johnson Tract: Contango's Next DSO Opportunity

Johnson Tract's seaside location and deposit characteristics to provide a unique opportunity for the next leg of DSO by barge to an existing mill facility:

- Marine transport is the lowest cost form of bulk transport
- Multiple coastal mines and development projects within barging distance of Johnson Tract
- Robust grades + thickness – ~1.1 Moz @ 9.4 g/t AuEq @ 40m true width
- Ideal for low-cost underground mining – subvertical, bulk-mining widths, ramp access, bottom-up/gravity assist
- Private land owned by Alaska Native Corporation – facilitates permitting


KINROSS'
FORT KNOX MILL
ALASKA
YUKON
TERRITORY
240 miles
MANH CHOH MINE
LUCKY SHOT
ANCHORAGE
WHITEHORSE
JOHNSON
TRACT
Kensington Mine
JUNEAU
Greens Creek Mine
Coastal Alaska
& BC Mines
Calder Mine
Asia-Pacific
Destinations
Myra Falls Mine
CONTANGO ORE

HIGHGOLD

Benchmark barge cost ~$25/t
Benchmark UG mining cost ~$78/t
Benchmark processing cost ~$35/t
NSR value of Ind. Resource ~$400/t*

* USD costs; Benchmark values from peer group comparison and SRK study; NSR value utilizes the same metal prices, metallurgical recoveries, and payabilities as per Johnson Tract resource estimate (HighGold Mining NI43-101 report dated August 25, 2022).

CONTANGO ORE
GOLD SILVER COPPER

32 Progressive Partnership Johnson Tract Leased from CIRI Alaska Native Corp Johnson Tract CIRI Red Dog Donlin Alaska Native Claims Settlement Act (1971) Model system for Native Land Claims & Resource Development, providing certainty and fairness Alaska Native Corporations hold title to lands with high natural resource potential; wealth from development of natural resources flows directly to native shareholders Map of Alaska Regional Native Corporations. The Red Dog mine, located on NANA Native Corporation land and operated by TECK , is one of the largest, highest grade Zinc mines in the World and is a model of success. CIRI’s Mission is to promote the economic and social well-being and Alaska Native heritage of its shareholders, now and into the future, through prudent stewardship of the company’s resources, while furthering self-sufficiency among CIRI shareholders and their families. Mining Lease with Cook Inlet Region, Inc Agreement between CIRI and HighGold to explore and develop Johnson Tract CIRI retains royalties on production and future project participation rights

33 Johnson Tract – Key Highlights Grade + Thickness – JT Deposit (1Moz @ 9.4 g/t AuEq) 40m true width, 10x thicker than high-grade peers Ideal for Low-Cost UG Mining – subvertical, bulk-mining widths, ramp access, bottom-up/gravity assist Metallurgy – excellent metal recoveries at coarse grind to high-quality concentrates ESG – located on Alaska Native Corp. lands selected for mining; direct economic benefits to Alaska Natives Top Jurisdiction – multiple operating mines and Sr. Producers active in the State of Alaska Contango knows how to operate and “get things done” in Alaska CHARACTERISTICS OF THE JT DEPOST

Select JT Deposit Drill Results

- 108.6 m of 10.4 g/t Au, 7.6% Zn, 0.7% Cu, 2.0% Pb and 8 g/t Ag
- **71.4 m of 20.9 g/t Au, 9.8% Zn, 0.9% Cu, 1.6% Pb, and 9 g/t Ag**
- 99.7 m of 10.1 g/t Au, 6.7 g/t Ag, 0.9% Cu, 1.3% Pb, and 6.3% Zn
- 137.7 m of 11.3 g/t Au, 2.4% Zn, 0.5% Cu, 0.5% Pb, and 4 g/t Ag
- 112.2 m of 10.3 g/t Au, 6.35 g/t Ag, 0.7% Cu, 1.5% Pb, and 5.0% Zn
- 59.0 m of 14.2 g/t Au, 9.3 g/t Ag, 1.0% Cu, 2.2% Pb, and 4.4% Zn
- 107.8 m of 12.4 g/t Au, 7.1% Zn, 0.9% Cu, 1.6% Pb, and 9 g/t Ag
- 75.1 m of 10.0 g/t Au, 9.4% Zn, 0.6% Cu, 1.1% Pb, and 6 g/t Ag
- **74.1 m of 17.9 g/t Au, 7.3% Zn, 0.5% Cu, 1.3% Pb, and 7 g/t Ag**
- 56.6 m of 19.3 g/t Au, 2.4% Zn, 0.5% Cu, 0.4% Pb, and 3.9 g/t Ag
- **120.5 m of 18.8 g/t Au, 3.9% Zn, 0.6% Cu, 0.9% Pb, and 6 g/t Ag**






65 66 67 68 69 70 71 72 73 74 75 76 77 78
292.7

Thick (40m true width & high-grade)
True width 10x thicker than high-grade peers
Amenable to low-cost underground mining

HIGHGOLD

CONTANGO ORE

34

35 Manh Choh Mine: On Schedule, On Budget…and Safe! Proposed Portal Site Camp Existing Airstrip Private surface rights (CIRI ownership) Wide flat valley with minimal wetland – well suited for surface infrastructure JT Deposit Proposed Portal Access Road

Johnson Tract: Attractive Attributes for Underground Mining 36 Looking Southeast Potential for short lateral UG ramp to base of the JT Deposit Gravity assist, bottom-up mining Highest grade accessed first JT Deposit View in previous slide

37 JT Deposit Proposed UG Exploration Ramp Purpose and Objective: Infill drilling from underground to support resource upgrade and advance economic studies for a DSO mine Access to drill test deep exploration targets and >1.5 km of high potential mineral trend Plan to Initiate Permitting H2 2024

38 Ellis Zone discovery 4km NE of JT Deposit 578 g/t Au and 2,023 g/t Ag over 6.4 m New Geophysical Targets 2023 geophysical survey defines 12km (7.5 mi) mineral trend Geophysics, geochemistry and geology define Distinct +10km long epithermal/VMS trend Two potential intrusive related Cu-Au targets (porphyry) Large, shallowly buried, untested alteration systems detected at DC, between DC and JT, and South of JT Multiple new drill targets 2023 Airborne MobileMT Survey (3D inversion)

39 Corporate Strategy – 5 Yr Execution Plan Johnson Tract Currently 1.1 Moz @ 9.4 g/t AuEq 5 yrs to target permitting and mine plan for 100,000 annual production PFS/FS with mine construction decision by 2029 Contango’s 5 Year Plan to create a 200,000 Eq.oz/year Alaska producer using DSO Model for high quality projects MANH CHOH Production Starts Q3 2024 On-going Exploration Est. 67,500 oz annually:  ~$60M+ (at $2100 blended gold price) 4.5 yr mine life  ~$270M+ LOM Free Cash Flow LUCKY SHOT Resource 110,000 oz at 14.5 g/t Fully Permitted for mining 2-3 yrs to develop 300,000-400,000 oz Start with 30,000 – 40,000 oz production CTGO Valuation 2-3 YRS 2-3 YRS

40 Manh Choh Mine: On Schedule, On Budget…and Safe! Manh Choh….Alaska’s Newest Mine Lucky Shot and JT to Follow….. Continued Exploration of 3 Mineral Districts

THANK YOU 41 Corporate Inquires: info@contangoore.com +1-907-888-4273 www.contangoore.com Twitter: @orecontango LinkedIn: Contango ORE Instagram: ContangoORE Facebook: Contango ORE QUESTIONS?

This presentation contains forward looking estimates of all-in sustaining cost (“AISC”), resources, free cash flow and EBITDA, which are financial measures not determined in accordance with United States generally accepted accounting principles (“GAAP”).  We cannot provide a reconciliation of estimated AISC, resources and EBITDA to estimated costs of goods sold, assets and net income, which are the GAAP financial measures most directly comparable to such non-GAAP measures, without unreasonable efforts due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate projected AISC, resources and EBITDA.  In addition, the estimates of AISC, resources and EBITDA have been prepared by Kinross and are based on IFRS accounting standards and detailed information that the Company does not have access to at this time. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP cost of goods sold, assets and net income would vary substantially from the amount of projected AISC, resources and EBITDA. NON-GAAP RECONCILIATION DISCLAIMER 42

This corporate presentation contains forward-looking statements and certain “forward-looking information” (within the meaning of Canadian securities legislation) regarding Contango, HighGold, the Transaction, the terms of the Transaction, the expected benefits of the Transaction, the completion of the Transaction, the timing of the Transaction, the development timeline of the Man Choh Project, expectations with respect to the development of the Johnson Tract Project post-Transaction, Contango’s growth plans post-Transaction and the continued cooperation of Contango with CIRI, that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on Contango and HighGold’s current expectations or assumptions as to the outcome and timing of such future events and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “believes”, “targets”, “approximately”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved).  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements.  These risks include, but are not limited to: risks related to the ability of the parties to close the Transaction; risks inherent to the exploration and mining industry (for example, operational risks in exploring for and, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by Contango or the Peak Gold JV; ability to realize the anticipated benefits of the Peak Gold JV and the Johnson Tract Project; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; Contango’s inability to retain or maintain its relative ownership interest in the Peak Gold JV;  inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by an outbreak of disease, such as the COVID-19 pandemic; and the possibility that government policies may change, political developments may occur  or governmental approvals may be delayed or withheld, including as a result of presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect Contango’s exploration program or financial results are included in Contango’s other reports on file with the U.S. Securities and Exchange Commission.  Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Contango does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change. FORWARD DISCLOSURE SPECIFIC TO HIGHGOLD TRANSACTION 43